UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2019

PBF LOGISTICS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36446	35-2470286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On April 24, 2019, PBF Logistics LP (the “Partnership”), and PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy Inc. (“PBF Energy”), entered into a Contribution Agreement pursuant to which PBF LLC will contribute to the Partnership all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”). TVP Holding owns the remaining fifty percent membership interest (the “TVP Holding Interests”) in the Torrance Valley Pipeline Company LLC (“TVPC”), which owns the 189-mile San Joaquin Valley Pipeline system with a throughput capacity of approximately 110,000 barrels per day. The system, segregated into two parts, Northern and Southern portions, is comprised of the M55, M1 and M70 pipelines which are the primary crude gathering and transportation lines that supply PBF Energy’s Torrance refinery. The assets also include 11 pipeline stations with approximately one million barrels of combined tankage and truck unloading capability at two of the stations. The transaction, which is referred to herein as the “TVPC Acquisition,” is expected to close in the second quarter of 2019. Following the closing of the TVPC Acquisition, the Partnership will own 100% of TVPC.

In connection with the closing of the TVPC Acquisition, the Partnership and a subsidiary of PBF Energy will amend an existing mainline transportation services agreement to increase the minimum volume throughput commitment (“MVC”) from a monthly average of approximately 70,000 barrels per day to a monthly average of approximately 75,000 barrels per day. In exchange for the TVP Holding Interests, the Partnership will pay total consideration to PBF LLC of $200.0 million in cash. The Partnership expects to finance the consideration fully with cash through a combination of $135.0 million of gross proceeds from the Offering (as defined below) and a $65.0 million draw-down from the Partnership’s senior secured revolving credit facility.

Each of the parties to the Contribution Agreement is a direct or indirect subsidiary of PBF Energy. As a result, certain individuals, including officers of PBF Energy and officers and directors of PBF Logistics GP LLC (“PBF GP”), the general partner of the Partnership, serve as officers and/or directors of one or more of such entities. PBF Energy, through PBF LLC, currently (as of the date of this Current Report on Form 8-K) owns 29,953,631 common units of the Partnership, representing a 54.1% limited partner interest in the Partnership, based on the number of common units outstanding (before giving effect to the Offering). PBF Energy also indirectly owns the general partner interest in the Partnership, through its control and ownership of PBF GP.

The Conflicts Committee of the Board of Directors of PBF GP, which is comprised of independent directors and was advised by Simmons & Company International, a division of Piper, Jaffray & Co., its independent financial advisor (“Simmons”), and Baker Botts LLP, its legal counsel, approved the terms and conditions of the Contribution Agreement. In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from Simmons that the consideration to be paid for 100% of the membership interests in TVP Holding as contemplated by the Contribution Agreement is fair to the Partnership and the common unit holders of the Partnership other than PBF GP and its affiliates other than the Partnership, from a financial point of view.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Contribution Agreement contains representations and warranties that the parties to the Contribution Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Contribution Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Offering of Common Units

On April 24, 2019, the Partnership entered into subscription agreements (each, a “Subscription Agreement”) to sell an aggregate of 6,585,500 common units (the “Units”) to certain institutional investors in a registered direct public offering (the “Offering”) for gross proceeds of approximately $135.0 million (or a price of $20.50 per common unit). In connection with the Offering, the Partnership and PBF GP, the general partner of the Partnership, entered into a placement agency agreement (the “Placement Agency Agreement”) with RBC Capital Markets (the “Placement Agent”) pursuant to which the Placement Agent agreed to use its best efforts to arrange for the sale of 5,735,000 Units. The Placement Agent has no commitment to purchase or sell any of the Units.

The Partnership expects to use the net proceeds from the Offering to fund a portion of the purchase price for the TVPC Acquisition. If the Partnership does not consummate such transaction, the Partnership intends to use the net proceeds from the Offering for general partnership purposes, which may include reducing indebtedness outstanding under its revolving credit facility. The Offering is not conditioned on the closing of the TVPC Acquisition.

The Placement Agency Agreement requires the Partnership and PBF GP to indemnify the Placement Agent and certain of its affiliates against certain liabilities or to contribute to payments the Placement Agent may be required to make because of any of such liabilities.

The Units are being offered under the Partnership’s effective shelf registration statement on Form S-3 (No. 333-227366) filed with the Securities and Exchange Commission under the Securities Act. The material terms of the Offering are described in the prospectus supplement dated April 24, 2019.

The Offering is expected to close on April 29, 2019, subject to customary closing conditions.

The foregoing description of each of the form of Subscription Agreement and the Placement Agency Agreement is qualified in its entirety by reference to such form of Subscription Agreement and the Placement Agency Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 1.1, respectively and is incorporated by reference herein.

In connection with the Offering, Kramer Levin Naftalis & Frankel LLP rendered their opinion as to the validity of the Units and Hunton Andrews Kurth LLP rendered their opinion as to the legal conclusions as they relate to matters of U.S. federal income tax law, which opinions are filed as Exhibit 5.1 and Exhibit 8.1, respectively, hereto and are incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2019, the Partnership issued a press release which included an interim update on the Partnership’s results for the first quarter ended March 31, 2019. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 is being “furnished” pursuant to Item 2.02 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Accordingly, the information in this Item 2.02, including the press release (Exhibit 99.1), will not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 7.01	Regulation FD Disclosure.

On April 24, 2019, the Partnership issued a press release announcing the TVPC Acquisition and providing a first quarter interim update. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On April 24, 2019, the Partnership issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information in this Item 7.01 is being “furnished” pursuant to Item 7.01 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Accordingly, the information in this Item 7.01, including the press releases (Exhibit 99.1 and Exhibit 99.2), will not be incorporated by reference into any filing under the Securities Act, or under the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K, including the exhibits to this report, reflecting the Partnership’s or its management’s expectations or predictions relating to future plans, results, performance, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Partnership’s control, including the possibility that the Partnership may not consummate the proposed transactions and that actual first quarter 2019 results of operations may differ from the preliminary results we announced, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Partnership’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Partnership undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement dated as of April 24, 2019 by and among PBF Logistics LP, PBF Logistics GP LLC and RBC Capital Markets

2.1*	Contribution Agreement dated as of April 24, 2019 by and between PBF Logistics LP and PBF Energy Company LLC

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP

8.1	Opinion of Hunton Andrews Kurth LLP

10.1	Form of Subscription Agreement (included as Exhibit B to the Placement Agency Agreement filed as Exhibit 1.1)

23.1	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1)

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)

99.1	Press Release (TVPC Acquisition) dated April 24, 2019

99.2	Press Release (Offering) dated April 24, 2019

*

Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted Exhibits and Schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PBF Logistics LP
By: PBF Logistics GP LLC, its general partner

Date: April 26, 2019	By:	/s/ Trecia Canty
Trecia Canty
Authorized Officer